UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations
Item 1.01.	Entry into a Material Definitive Agreement.

On June 21, 2018, Limoneira Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc. and Stifel, Nicolaus & Company, Incorporated, as the representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), for the issuance and sale of 2,727,272 shares (the “Firm Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Company also granted the Underwriters a 30-day option to purchase up to an additional 409,090 shares of Common Stock (the “Option Shares”) to cover over-allotments, which the Underwriters exercised in full. On June 25, 2018, the Company closed the sale of 3,136,362 shares of Common Stock, consisting of the Firm Shares and the Option Shares (collectively, the “Shares”), pursuant to the Underwriting Agreement. The net proceeds from the sale of Shares, after deducting underwriting discounts and the Company’s estimated expenses related to the offering, were approximately $64.2 million.

Pursuant to the Underwriting Agreement, the Company agreed to, and the Company’s executive officers and directors and certain of the Company’s stockholders entered into agreements in substantially the form included in the Underwriting Agreement, which provide for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-217622) (the “Registration Statement”). The issuance and sale of the Shares are described in the Company’s prospectus dated May 11, 2017, constituting a part of the Registration Statement, as supplemented by a prospectus supplement dated June 21, 2018.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Section 8	Other Events
Item 8.01	Other Events.

On June 25, 2018, the Company issued a press release announcing the closing of the sale of the Shares, a copy of which has been attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

On June 25, 2018, Squire Patton Boggs (US) LLP delivered its legal opinion with respect to the Shares, a copy of which is attached as Exhibit 5.1 to this Current Report and incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated June 21, 2018, between the Company, on the one hand, and Stephens Inc. and Stifel, Nicolaus & Company, Incorporated, as representative of the several Underwriters, on the other hand.

5.1	Opinion of Squire Patton Boggs (US) LLP as to the legality of the securities.

23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

99.1	Press Release dated June 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2018	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary